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                                                                     Exhibit 3.1

      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 05:53 PM 06/17/2005
  FILED 05:53 PM 06/17/2005
SRV 050509022 - 3212277 FILE

                           EIGHTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SOUNDBITE COMMUNICATIONS, INC.

     SoundBite Communications, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     A. The name of the Corporation is SoundBite Communications, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 13, 2000 under the name SoundBite Corporation.

     B. This Eighth Amended and Restated Certificate of Incorporation of the Corporation (i) restates, integrates and amends the Certificate of Incorporation of the Corporation, (ii) was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and (iii) was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     C. The text of the Seventh Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation (hereinafter called the "Corporation") is SOUNDBITE COMMUNICATIONS, INC.

                                   ARTICLE II
                                REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III
                                    PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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                                   ARTICLE IV
                                  CAPITAL STOCK

PART A: AUTHORIZED STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 121,513,420 shares, consisting of 75,000,000 shares of Common Stock, par value of $0.001 per share (the "Common Stock"), and 46,513,420 shares of Preferred Stock with a par value of S0.001 per share (the "Preferred Stock"), of which (i) 2,102,190 shares of the Corporation's Preferred Stock shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred"), (ii) 8,398,068 shares of the Corporation's Preferred Stock shall be designated as the "Series B Convertible Preferred Stock" (the "Series B Preferred"), (iii) 21,112,997 shares of the Corporation's Preferred Stock shall be designated as the "Series C Convertible Preferred Stock" (the "Series C Preferred"), and (iv) 14,900,165 shares of the Corporation's Preferred Stock shall be designated as the "Series D Convertible Preferred Stock" (the "Series D Preferred"). As used herein, the term "Preferred Stock" used without reference to the Series A Preferred, the Series B Preferred, the Series C Preferred or the Series D Preferred shall mean all of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, share for share alike and without distinction as to Series, except as otherwise expressly provided for herein or as the context otherwise requires.

     A description of the respective classes of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

PART B: PREFERRED STOCK

     SECTION 1. DIVIDENDS.

     The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of each series of Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of each series of Preferred Stock in an amount at least equal to that dividend per share of each series of Preferred Stock as would equal the product of (i) the dividend payable on each share of such series determined, if applicable, as if all such shares of such series had been converted into Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of each series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

     SECTION 2. LIQUIDATION.

     2A.  Standard Liquidation.

     (i) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series D Preferred and Series C Preferred (collectively, the "Senior Preferred") shall be entitled to be paid first out of the assets of the Corporation


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legally available for distribution to holders of the Corporation's capital stock, before any distribution or payment is made upon the Series B Preferred, Series A Preferred or any Junior Securities, an amount (at the reasonable discretion of the Board of Directors of the Corporation, either (i) in cash,
(ii) by securities-in-kind (reasonably acceptable to the holders of seventy percent (70%) of the outstanding Senior Preferred) with a Market Price equal to the required amount or (iii) a combination of the foregoing) equal to (i) the aggregate Liquidation Value of all shares of Series D Preferred ("Preferred D Shares") held by such holder (plus all declared and unpaid dividends thereon) and (ii) the aggregate Liquidation Value of all shares of Series C Preferred ("Preferred C Shares") held by such holder (plus all declared and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of Senior Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this subsection 2A, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Senior Preferred based upon the aggregate Liquidation Value (plus all declared and unpaid dividends) of Senior Preferred held by each such holder.

     (ii) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), immediately after the holders of Senior Preferred have received the full amount that they are entitled to be paid pursuant to this subsection 2A, each holder of Series B Preferred shall be entitled to be paid out of assets of the Corporation legally available for distribution to holders of the Corporation's capital stock, before any distribution or payment is made upon the Series A Preferred or any Junior Securities, an amount (at the reasonable discretion of the Board of Directors of the Corporation, either (i) in cash, (ii by securities-in-kind (reasonably acceptable to the holders of two-thirds of the outstanding Series B Preferred) with a Market Price equal to the required amount or (iii) a combination of the foregoing) equal to the aggregate Liquidation Value of all shares of Series B Preferred ("Preferred B Shares") held by such holder (plus all declared and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation immediately after the holders of Senior Preferred have received the full amount that they are entitled to be paid pursuant to this subsection 2A, the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this subsection 2A, then the entire assets available to be distributed shall be distributed pro rata among the holders of Series B Preferred based upon the aggregate Liquidation Value (plus all declared and unpaid dividends) of the Series B Preferred held by each such holder.

     (iii) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), immediately after the holders of Series B Preferred have received the full amount that they are entitled to be paid pursuant to this subsection 2A, each holder of Series A Preferred shall be entitled to be paid out of assets of the Corporation legally available for distribution to holders of the Corporation's capital stock, before any distribution or payment is made upon any Junior Securities, an amount (at the reasonable discretion of the Board of Directors of the Corporation, either (i) in cash, (ii) by securities-in-kind (reasonably acceptable to the holders of a majority of the outstanding Series A Preferred) with a Market Price equal to the required amount or (iii) a combination of the foregoing) equal to the aggregate Liquidation Value of all shares of Series A Preferred ("Preferred A Shares") held by such holder (plus all declared and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up


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of the Corporation immediately after the holders of Series B Preferred have received the full amount that they are entitled to be paid pursuant to this subsection 2A, the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this subsection 2A, then the entire assets available to be distributed shall be distributed pro rata among the holders of Series A Preferred based upon the aggregate Liquidation Value (plus all declared and unpaid dividends) of the Series A Preferred held by each such holder.

     Unless waived by the holders of seventy percent (70%) of the outstanding shares of Senior Preferred, not less than fifteen (15) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up (or a Deemed Liquidation Event) to each record holder of Senior Preferred, Series B Preferred and Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred D Share, each Preferred C Share, each Preferred B Share, each Preferred A Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), or a Deemed Liquidation Event shall be deemed to be a liquidation for purposes of this
Section 2 (any such event, a "Liquidation") and the first three paragraphs of this subsection 2A shall apply to any such deemed liquidation except that any references therein to assets of the Corporation or the distribution thereof shall be deemed to be references to the proceeds of any such deemed liquidation or the distribution of such proceeds; provided that, any Deemed Liquidation Event shall not be deemed a Liquidation pursuant to this subsection 2A if the holders of at least seventy percent (70%) of the then outstanding shares of Senior Preferred so determine in a written instrument delivered to the Corporation not later than fifteen (15) days prior to the consummation of such Deemed Liquidation Event.

     2B. Remaining Assets. After payment in full of all amounts payable to the holders of Senior Preferred, Series B Preferred and Series A Preferred under subsection 2A, upon any Liquidation, the remaining assets of the Corporation legally available for distribution to holders of the Corporation's capital stock shall be distributed on a pro rata basis among the holders of Common Stock.

     2C. Certain Liquidations. In the event that holders of the Preferred Stock would receive in any Liquidation an amount in excess of the distributions they would receive under subsection 2A had the Preferred Stock been converted into Common Stock immediately prior to such Liquidation, then the holders of Preferred Stock shall instead receive such greater amount upon such Liquidation.

     2D. Certain Actions with Respect to Deemed Liquidation Events. Unless waived by the holders of seventy percent (70%) of the outstanding shares of Senior Preferred, the Corporation shall not have the power to effect any merger or consolidation transaction constituting a Deemed Liquidation Event unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2A, 2B and 2C above.


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     SECTION 3. PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND REDEMPTIONS.

     So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of seventy percent (70%) of the outstanding shares of Senior Preferred, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation (at a purchase price equal to either the lower of fair market value or cost) in accordance with the provisions of the Founder Stock Agreements and any other repurchase agreements approved by the Board of Directors, including at least two (2) of the three (3) directors designated by the Investors (as defined in the Fourth Amended and Restated Stockholders Agreement dated as of even date ("Stockholders Agreement")) pursuant to Section 1(a)(ii) of the Stockholders Agreement (the "Consent of Investor Directors"), and entered into between the Corporation and its employees and consultants.

     SECTION 4. VOTING RIGHTS.

     4A. General. The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     4B. Restrictions on Corporate Activities. So long as any Preferred D Shares remain outstanding, the Corporation will not (whether by merger, consolidation, operation of law or otherwise), except as otherwise expressly set forth in this Eighth Amended and Restated Certificate of Incorporation without the prior written consent of the holders of not less than seventy percent (70%) of the Senior Preferred (voting together as a single class on an as-converted to Common Stock basis):

          (a) effect any liquidation, dissolution or winding up of the Corporation or effect any other transaction in which control of the Corporation is transferred or consent to any of the foregoing;

          (b) effect a Deemed Liquidation Event;

          (c) amend, alter or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation or the Corporation's bylaws;

          (d) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series D Preferred, or increase the authorized number of shares of the Series D Preferred;


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          (e) purchase or redeem or pay any dividend on the Corporation's capital stock prior to the Series D Preferred (other than stock repurchased from former employees or consultant in connection with the cessation of their employment or services, at the lower of fair market value or cost), or effect a change in the Corporation's dividend policy;

          (f) create or authorize the creation of any debt security other than equipment leases or bank lines of credit that are approved by the Board of Directors of the Corporation (including the Consent of the Investor Directors); or

          (g) increase or decrease the size of the Board of Directors of the Company.

     SECTION 5. CONVERSION.

     5A. Conversion Procedure.

     (i) At any time and from time to time, any holder of Preferred Stock may convert all or any portion of the Preferred Stock held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares of Preferred Stock ("Shares") to be converted by their Liquidation Value and dividing the result by the Conversion Price then in effect.

     (ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a Public Offering, a Deemed Liquidation Event or other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

     (iv) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

          (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

          (b) payment in an amount equal to the amount payable under subparagraph (ix) below with respect to such conversion; and


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          (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (v) if the Corporation is not permitted under applicable law to pay any portion of the declared and unpaid dividends on the Preferred Stock being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

     (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

     (vii) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock maybe listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

     (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.


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     5B. Conversion Price.

     (i) The initial "Conversion Price" shall be (a) with respect to the Preferred A Shares, $0.911108, (b) with respect to the Preferred B Shares, $0.606705, (c) with respect to the Preferred C Shares, $0.390000, and (d) with respect to the Preferred D Shares, $0.573150. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this subsection 5B.

     (ii) If and whenever after the date of this Eighth Amended and Restated Certificate of Incorporation the Corporation issues or sells, or in accordance with subsections 5C(i) and 5C(ii) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the respective Conversion Price for the Preferred A Shares, the Preferred B Shares, the Preferred C Shares or Preferred D Shares in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such respective Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying such respective Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Preferred Stock), plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock outstanding immediately after such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Preferred Stock but not including shares of Common Stock issuable upon conversion of the Preferred Stock as a result of the application of this anti-dilution adjustment).

     (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of
(a) up to an aggregate of 10,993,071 shares of Common Stock (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock, and as such number may be increased ) reserved for issuance upon the exercise of Options previously granted or to be granted to employees, directors, representatives, consultants or vendors of the Corporation pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including the Consent of Investor Directors); provided that, such number may be increased by vote of the majority of the Board of Directors (including the Consent of Investor Directors); (b) Common Stock issuable upon the conversion of currently outstanding Convertible Securities of the Corporation, (c) Common Stock or Options in connection with the issuance of debt securities or other indebtedness, in each case as approved by the Corporation's Board of Directors, including the Consent of Investor Directors,
(d) Common Stock or Convertible Securities (or Common Stock issuable upon conversion thereof) issuable as payment of all or a portion of the purchase price of any business or assets thereof acquired by the Corporation on terms and conditions approved by the Board of Directors (including the Consent of Investor Directors), or (e) Common Stock or Convertible Securities (or Common Stock issuable upon conversion thereof) issuable as a dividend on the outstanding capital stock of the Corporation.

     (iv) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price with respect to a particular series of Preferred Stock as a result of any issue or sale (or deemed issue or sale) if: (a) with respect to such issue or sale (or deemed issue or sale), the holders of at least a majority of the then outstanding shares of Series D Preferred agree in writing


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with the Corporation that no such adjustment shall be made to the Conversion
Price applicable to the Series D Preferred as a result of such issue or sale (or deemed issue or sale); (b) with respect to such issue or sale (or deemed issue or sale), the holders of at least a majority of the then outstanding shares of Series C Preferred agree in writing with the Corporation that no such adjustment shall be made to the Conversion Price applicable to the Series C Preferred as a result of such issue or sale (or deemed issue or sale); (c) with respect to such issue or sale (or deemed issue or sale), the holders of at least two-thirds of the then outstanding shares of Series B Preferred agree in writing with the Corporation that no such adjustment shall be made to the Conversion Price applicable to the Series B Preferred as a result of such issue or sale (or deemed issue or sale); or (d) with respect to such issue or sale (or deemed issue or sale), the holders of at least a majority of the then outstanding shares of Series A Preferred agree in writing with the Corporation that no such adjustment shall be made to the Conversion Price applicable to the Series A Preferred as a result of such issue or sale (or deemed issue or sale).

     5C. Weighted Average Conversion Price Adjustment. For purposes of determining the adjusted Conversion Price under subsection 5B, the following shall be applicable:

     (i) Issuance of Rights or Options. Subject to subsection 5B(iii), if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this subsection, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Captions. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subsection,


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the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

     (iv) Treatment of Expired Options and Uaexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (exclusive of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity is connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and marketable securities shall be determined by the Board of Directors of the Corporation in good faith. If the holders of seventy percent (70%) of the outstanding Senior Preferred object in writing to such valuation the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of seventy percent (70%) of


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the outstanding Senior Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

     (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, options or in Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon declaration of such dividend or upon the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all, substantially all or a significant portion of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of seventy percent (70%) of the shares of Senior Preferred then outstanding) to ensure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change, in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of seventy percent (70%) of Senior Preferred then outstanding) to ensure that the provisions of this Section 5 and Section 6 and Section 7 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of seventy percent (70%) of the Senior Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that, no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock.

     5G. Notices.

     (i) Promptly after any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii) The Corporation shall give written notice to all holders of Preferred Stock at least fifteen (15) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock, or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii) The Corporation shall also give written notice to the holders of Preferred Stock at least fifteen (15) days prior to the date on which any Organic Change shall take place.

     5H. Mandatory Conversion. The Corporation shall require the conversion of all of the outstanding Preferred Stock pursuant to the terms of subsection 5A, if and when (i) the Corporation is at such time effecting or has effected a firm commitment underwritten Qualified Initial Public Offering of shares of its Common Stock, or (ii) the holders of seventy-five percent (75%) of the Preferred Stock then outstanding shall elect, by vote or written consent (together as a single class voting on as-converted to Common Stock basis), to so convert.

     SECTION 6. LIQUIDATING DIVIDENDS.

     If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend (prior to any payment to the holders of Common Stock or Junior Securities), or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     SECTION 7. PURCHASE RIGHTS.

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Right"), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could, have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined, for the grant, issue or sale of such Purchase Rights.

     SECTION 8. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered, in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and to the extent provided for in Section 1, dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     SECTION 9. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and to the extent provided for in
Section 1, dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     SECTION 10. REDEMPTION.

     (i) At any time on or after June 17, 2010 and on the first and second anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), at the request of the holder or holders of at least seventy percent (70%) of the outstanding Senior Preferred then outstanding (voting together as a single class on as-converted to Common Stock basis) received by the Corporation no later than thirty (30) days after the Mandatory Redemption Date (each an "Initial Redemption Request"), subject to the provisions of this Section 10 and unless otherwise prevented by law, the Corporation shall redeem from each holder of shares of Preferred Stock that requests redemption pursuant to an Initial Redemption Request or a subsequent request made in accordance with this Section 10 (each, a "Requesting Holder"), at the Liquidation Value per share plus all declared but unpaid dividends thereon, up to and including the applicable Mandatory Redemption Date (the "Mandatory Redemption Price"), the number of shares of Preferred Stock requested to be redeemed by each Requesting Holder, but not more than the following respective portions of the number of shares of Preferred Stock held by such Requesting Holder on the applicable Mandatory Redemption Date:

Mandatory Redemption Date   Maximum Portion of Shares of Preferred to be Redeemed
-------------------------   -----------------------------------------------------
June 17, 2010               33% of all then outstanding shares of Preferred Stock
June 17, 2011               50% of all then outstanding shares of Preferred Stock
June 17, 2012               All remaining outstanding  shares of Preferred Stock

     (ii) The Corporation shall provide notice of its receipt of an Initial Redemption Request specifying the time, manner and place of redemption and the applicable Mandatory Redemption Price (a "Redemption Notice") to each holder of record of Preferred Stock at the address for such holder last shown on the records of Corporation not less than thirty (30) days prior to the Mandatory Redemption Date. If, within thirty (30) days after the delivery of the Redemption Notice, the Corporation has received from any holder of shares of Preferred Stock a written request that the Corporation redeem all or any portion of the shares of the shares of Preferred Stock held by such holder on the Mandatory Redemption Date, such holder of shares of Preferred Stock shall thereafter be deemed a Requesting Holder for all purposes of this Section 10. The Corporation shall pay to each holder of shares of Preferred Stock that has surrendered the certificates) representing such shares in the manner and at the place designated in the Corporation Redemption Notice, an amount per share of Preferred Stock equal to the applicable Mandatory Redemption Price.

     (iii) Upon any redemption under this Section 10, each series of Preferred Stock shall rank upon redemption in the same priority as such series of Preferred Stock ranks upon a liquidation, dissolution and winding up of the Corporation as set forth in Section 2A. No amounts shall be paid to a series of Preferred Stock ranking upon liquidation junior to another series of Preferred Stock unless the redemption payments contemplated by this Section 10 shall have been first made to all of the outstanding shares of the senior series of Preferred Stock.

     (iv) If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 10 to be redeemed on such date form Requesting Holders, those funds which are legally available shall be used to redeem the maximum number of shares of Preferred Stock pro rata among the Requesting Holders based on their requesting holding of Preferred Stock.

     (v) Unless there shall have been a failure to pay the applicable Mandatory Redemption Price on the Mandatory Redemption Date, all rights of the holders of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such shares will cease, whether or not the certificates representing such shares have nee received by the Corporation.

     SECTION 11. DEFINITIONS.

     "Conversion Stock" means shares of the Corporation's Common Stock, par value $0.001 per share issuable upon conversion of the outstanding Preferred Stock; provided that, if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the outstanding Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "Deemed Liquidation Event" means (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Corporation, taken as a whole,
(ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of stock) the result of which is that the holders of the Corporation's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction (and solely as a result of such transaction or series of related transactions, including, as applicable, solely as a result of the conversion, sale, exchange or other transfer of stock in connection with such transaction or series of related transactions) no longer, in the aggregate, the "beneficial owners" (as such term is deemed in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation (or, as applicable, (1) the surviving or resulting corporation in merger or consolidation or (2) if the Corporation, as the surviving or resulting corporation, is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or (iii) a Qualified Initial Public Offering (as defined below).

     "Founder Stock Agreements" means the Amended and Restated Founder Stock Agreements between the Corporation and certain founders of the Corporation.

     "Junior Securities" means the Common Stock and any capital stock or other equity securities of the Corporation which are subordinate to the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred with respect to dividends or liquidation preference.

     "Liquidation Value" as of any particular date shall mean (i) with respect to each share of Series A Preferred, $3.25 per share, which value shall be appropriately adjusted for share splits, consolidations, stock dividends and other reorganizations affecting the Series A Preferred, (ii) with respect to each share of Series B Preferred, $0.86508 per share, which value shall be appropriately adjusted for share splits, consolidations, stock dividends and other reorganizations affecting the Series B Preferred, (iii) with respect to each share of Series C Preferred, $0.39 per share, which value shall be appropriately adjusted for share splits, consolidations, stock dividends and other reorganizations affecting the Series C Preferred, and (iv) with respect to each share of Series D Preferred, $0.57315 per share, which value shall be appropriately adjusted for share splits, consolidations, stock dividends and other reorganizations affecting the Series D Preferred.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board of Directors of the Corporation (including the Consent of Investor Directors).

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Qualified Initial Public Offering" means an underwritten offering by the Corporation of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price per share which equals or exceeds three (3) times the Series D Conversion Price then in effect, resulting in at least $30,000,000 of gross proceeds to the Corporation.

     "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     SECTION 12. AMENDMENT AND WAIVER. Except as otherwise expressly set forth herein and except as otherwise required by the General Corporation Law of the State of Delaware, any of the rights, powers or preferences of the holders of the Preferred Stock with respect to any provision of Sections 1 to 13 hereof may be amended or otherwise waived by the affirmative consent or vote of the holders of at least seventy-five percent (75%) of the shares of Preferred Stock outstanding at the time such action is taken, taken together as a single class on an as-converted basis; provided, however, that (i) no such amendment shall alter or change the powers, preferences or special rights of the shares of the Series D Preferred so as to affect them adversely, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred (voting on as-converted basis); (ii) no such amendment shall alter or change the powers, preferences or special rights of the shares of the Series C Preferred so as to affect them adversely, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred (voting on as-converted basis); (iii) no such amendment shall alter or change the powers, preferences or special rights of the shares of the Series B Preferred so as to affect them adversely, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred (voting on as-converted basis); and (iv) no such amendment shall alter or change the powers, preferences or special rights of the shares of the Series A Preferred so as to affect them adversely, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred (voting on as-converted basis). For purposes of this Section 12, any such amendment to the provisions of Sections 1 to 13 hereof shall adversely affect a particular series of Preferred Stock only if, and to the extent that, such series would be adversely affected as a series by such amendment pursuant to the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, and the language of subsections (i) through (iv) hereof shall, in all events, be construed and interpreted consistently therewith.

     SECTION 13. NOTICES.

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

PART C: COMMON STOCK

     SECTION 1. VOTING RIGHTS.

     Except as otherwise provided in this Part C or as otherwise required by applicable law, holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation, Except as otherwise set forth in this Eighth Amended and Restated Certificate of Incorporation or any amendment or restatement thereof filed in accordance with the General Corporation Law of the State of Delaware, the holders of Common Stock and Preferred Stock shall vote together on an as-converted basis (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders for a vote. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

     SECTION 2. DIVIDENDS.

     As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably based on the number of shares of Common Stock ("Common Shares") held by each such holder.

     SECTION 3. LIQUIDATION.

     Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably based on the number of Common Shares held by such holder in all distributions to the holders of Common Stock in any liquidation, dissolution, or winding up of the Corporation.

     SECTION 4. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     SECTION 5. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that, if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate, of like kind representing the number of shares of such class represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

     SECTION 6. NOTICES.

     All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and this Eighth Amended and Restated Certificate of Incorporation shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of Delaware law.

                                    ARTICLE V
                                    DURATION

     The Corporation is to have perpetual existence.

                                   ARTICLE VI
                               BOOKS AND MEETINGS

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                   ARTICLE VII
                                   EXCULPATION

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII
                          BUSINESS COMBINATION STATUTE

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE IX
                                    AMENDMENT

     Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of

Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 1. INDEMNIFICATION.

     The Corporation shall indemnify to the fullest extent permitted by law any person (each such person being referred to hereinafter as an "Indemnitee" made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     SECTION 2. INSURANCE.

     The Corporation, at its expense, may purchase and maintain insurance or similar protection (including without limitation a trust fund, letter of credit or self-insurance) to protect itself and any person covered under this Article X whether or not the Corporation would have the power to indemnify such person under the law of the State of Delaware.

     SECTION 3. AMENDMENT OR REPEAL.

     Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Eighth Amended and Restated Certificate of Incorporation inconsistent with this Article X. shall eliminate or reduce the effect of this
Article X, in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising, or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI

     This Eighth Amended and Restated Certificate of Incorporation supersedes and takes the place of the existing amended and restated Certificate of Incorporation of the Corporation and all amendments thereto.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     THE UNDERSIGNED, being the President of the Corporation, does make this Certificate, hereby declaring and certifying that the acts and deeds and facts herein stated are true, and accordingly has executed this certificate on this 17th day of June, 2005.


                                        /s/ Peter Shields
                                        ----------------------------------------
                                        Peter R. Shields
                                        President

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 05:32 PM 01/31/2006
  FILED 05:32 PM 01/31/2006      CERTIFICATE OF AMENDMENT
    SRV 060093410 - FILE
                                            OF

                           RESTATED CERTIFICATE OF INCORPORATION

                                            OF

                              SOUNDBITE COMMUNICATIONS, INC.

         It is hereby certified that:

         1. The name of the corporation is SoundBite Communications, Inc. (the "Corporation").

         2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 13, 2000 under the name SoundBite Corporation. An Amended and Restated Certificate of Incorporation was filed on June 17, 2005 ("Restated Certificate").

         3. Pursuant to the authority expressly vested in it by the provisions of its Restated Certificate of Incorporation of the Corporation, the Board of Directors of said Corporation on January 31, 2006 duly adopted resolutions authorizing and directing a change in the provisions regarding Conversion Price, in accordance with provisions of Section 151 of The General Corporation Law of the State of Delaware.

         4. The Restated Certificate is hereby amended by striking Subsection
(iii)(a) of Section 5B of ARTICLE FOURTH, Part B thereof and by substituting in lieu of said Subsection (iii)(a) of Section 5B of said Articles the following new paragraph set forth below:

                  "(iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of (a) up to an aggregate of 13,786,289 shares of Common Stock (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock, and as such number may be increased) reserved for issuance upon the exercise of Options previously granted or to be granted to employees, directors, representatives, consultants or vendors of the Corporation pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including the Consent of Investor Directors); provided, that, such number may be increased by vote of the majority of the Board of Directors (including the Consent of Investor Directors);"

         5. The Amendment of the Restated Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the corporation, has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed this 31 day of January, 2006.

                                        /s/ Peter R. Shields
                                        ----------------------------------------
                                        President
                                        Peter R. Shields


TRA 2112917v.2